UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2015
ClubCorp Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-36074	20-5818205
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

3030 LBJ Freeway, Suite 600 Dallas, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)

(972) 243-6191
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K (this “Form 8-K”) is filed by ClubCorp Holdings, Inc., a Nevada corporation (the “Company”), in connection with the matters described herein.

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and 8.25% Senior Notes due 2023

On December 15, 2015, ClubCorp Club Operations, Inc. (“Operations”), an indirect wholly-owned subsidiary of the Company, entered into an indenture, dated as of December 15, 2015 (the “Indenture”), among Operations, the guarantors party thereto and Wilmington Trust, National Association, as trustee, and issued $350.0 million aggregate principal amount of its 8.25% Senior Notes due 2023 (the “Senior Notes”) thereunder. The Senior Notes are guaranteed by the subsidiaries of Operations that guarantee its obligations under its Credit Agreement (as defined below) (the “Guarantors”) on a full and unconditional basis. The following is a brief description of the material provisions of the Indenture and the Senior Notes.

The Senior Notes will mature on December 15, 2023. Interest on the Senior Notes will accrue at the rate of 8.25% per annum and will be payable semiannually in arrears on June 15 and December 15, commencing on June 15, 2016.

Guarantees. The obligations of Operations under the Indenture and the Senior Notes are guaranteed, jointly and severally, by each Guarantor on a senior unsecured basis.

Ranking. The Senior Notes are Operations’ senior unsecured obligations. They rank equal in right of payment with all of Operations’ and the Guarantors’ existing and future senior indebtedness and senior in right of payment to all of Operations’ and the Guarantors’ existing and future subordinated indebtedness.

Optional Redemption. At any time prior to December 15, 2018, Operations may redeem the Senior Notes, in whole or in part, at a price equal to 100% of the principal amount of the Senior Notes redeemed, plus an applicable “make-whole” premium and accrued and unpaid interest, if any, to the redemption date.

In addition, at any time prior to December 15, 2018, Operations may redeem up to 40% of the aggregate principal amount of the Senior Notes at a redemption price of 108.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of certain equity offerings; provided that at least 50% of the aggregate principal amount of the Senior Notes originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Operations and its subsidiaries); and provided, further, that such redemption occurs within 90 days of the date of the closing of such equity offering.

On and after December 15, 2018, Operations may redeem all or a part of the Senior Notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

Year	Percentage
2018...............................................................................................................................................................	106.188%
2019...............................................................................................................................................................	104.125%
2020...............................................................................................................................................................	102.063%
2021 and thereafter........................................................................................................................................	100.000%

Change of Control. If a change of control (as defined in the Indenture) occurs, holders of the Senior Notes will have the right to require Operations to repurchase all or any part of their Senior Notes at a purchase price equal to 101% of the aggregate principal amount of the Senior Notes repurchased, plus accrued and unpaid interest, if any, to the purchase date.

Certain Covenants. The Indenture governing the Senior Notes contains covenants that limit, among other things, Operations’ ability and the ability of certain of its subsidiaries, to:

•	incur, assume or guarantee additional indebtedness;

•	pay dividends or distributions on capital stock or redeem or repurchase capital stock;

•	make investments;

•	pay dividends;

•	sell stock of its subsidiaries;

•	transfer or sell assets;

•	create liens;

•	enter into transactions with affiliates; and

•	enter into mergers or consolidations.

At such time as (1) the Senior Notes have an investment grade rating from both of Moody’s Investors Service, Inc. and Standard and Poor’s Ratings Services and (2) no default has occurred and is continuing under the Indenture, certain of these and other covenants will be suspended and cease to be in effect.

Events of Default. The Indenture also provides for certain customary events of default, including, among others, nonpayment of principal or interest, failure to pay final judgments in excess of a specified threshold, failure of a guarantee to remain in effect, bankruptcy and insolvency events, and cross acceleration, which would permit the principal, premium, if any, interest and other monetary obligations on all the then outstanding Senior Notes to be declared due and payable immediately.

The above description of the Indenture and the Senior Notes is qualified in its entirety by the full text of those documents, which are attached as Exhibits 4.1 and 4.2 to this Form 8-K and are incorporated herein by reference.

Eighth Amendment to Credit Agreement

Concurrently with the issuance of the Senior Notes, Operations, as borrower, and CCA Club Operations Holdings, Inc. (“Operation’s Parent”), as guarantor, also a wholly owned subsidiary of the Company, entered into Amendment No. 8 (“Amendment No. 8”) to the Credit Agreement, dated as of November 30, 2010 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), with Citicorp North America, Inc., as Administrative Agent, and various other lenders specified therein, to provide for a seven-year term loan facility in an amount of $675.0 million. The net proceeds from the offering of the Senior Notes, were used in part to repay amounts outstanding under the Credit Agreement prior to the effectiveness of Amendment No. 8. Amendment No. 8 amends Operations’ financial covenants under the Credit Agreement and revises certain covenants contained in the Credit Agreement, including, among other things, those that permit certain restricted payments, permitted acquisitions, liens, prepayments of unsecured financing and the refinancing of other existing indebtedness. The rate at which the term loan bears interest, and the revolving credit facility under the Credit Agreement, remain the same as the Credit Agreement prior to the effectiveness of Amendment No. 8. Amendment No. 8 also provides for additional incremental term and revolving commitments under certain circumstances, including the replacement of Operations’ existing revolving credit facility with a new revolving credit facility which could be increased up to $175.0 million with a five year term from the closing of such increase.

The above description of Amendment No. 8 is qualified in its entirety by Amendment No. 8 filed as Exhibit 10.1 to this Form 8-K, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of December 15, 2015, by and among ClubCorp Club Operations, Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee.
4.2	Form of 8.25% Senior Note due December 15, 2015 (included in Exhibit 4.1).
10.1	Amendment No. 8 dated as of December 15, 2015 to Credit Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2015	CLUBCORP HOLDINGS, INC.

	By:	/s/ Curtis D. McClellan
Curtis D. McClellan
Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description
4.1	Indenture, dated as of December 15, 2015, by and among ClubCorp Club Operations, Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee.
4.2	Form of 8.25% Senior Note due December 15, 2015 (included in Exhibit 4.1).
10.1	Amendment No. 8 dated as of December 15, 2015 to Credit Agreement.